Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 2021, relating to the balance sheet of Viant Technology Inc., appearing in the Registration Statement No. 333-252117 on Form S-1 of Viant Technology Inc.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

February 9, 2021